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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         BECTON, DICKINSON AND COMPANY
             (Exact name of registrant as specified in its charter)

           New Jersey                                   22-076120
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey               07417-1880
(Address of Principal Executive Offices)                 (Zip Code)

                          2004 EMPLOYEE AND DIRECTOR
                         EQUITY-BASED COMPENSATION PLAN

                            (Full title of the plan)

                                Jeffrey S. Sherman
                        Vice President and General Counsel
             1 Becton Drive, Franklin Lakes, New Jersey  07417-1880
                    (Name and address of agent for service)

                                 (201) 847-3223
                    (Telephone number, including area code,
                             of agent for service)
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  Proposed      Proposed
                                  maximum       maximum
Title of            Amount        offering      aggregate         Amount of
securities to       to be         price         offering          registration
be registered       registered    per share(1)  price(1)          fee(2)
---------------     ----------    ---------     ---------------   ------------
Common Stock,
par value $1.00     9,000,000      $46.64       $419,760,000.00   $27,593.72
per share           shares

(1) The price stated above is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low market prices of the registrant's common stock on August 9, 2004 reported on the New York Stock Exchange Composite Tape.

(2) Pursuant to Rule 429 of the Securities Act of 1933, the amount of registration fees does not include $25,589.87 previously paid to the Commission relating to 6,768,813 shares previously registered pursuant to Registration Statement Nos. 333-59238 and 333-108052, which remained unissued as of the close of business on March 31, 2004 and which are also covered by the prospectus included in this Registration Statement.




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                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*



Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") is omitted from this registration statement in accordance with the Note to the instructions for Part I of Form S-8.



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                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Becton, Dickinson and Company ("BD") are incorporated herein by reference and made a part hereof:

(a)  Our Annual Report on Form 10-K for the fiscal year ended
     September 30, 2003;

(b) All other reports filed by BD pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 2003; and

(c) The description of the Common Stock, par value $1.00 per share, contained in a registration statement filed by BD under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by BD pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to BD's 2004 Employee and Director Equity-Based Compensation Plan (the "Plan") have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         --------------------------

     Not Applicable.


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Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     The validity of the securities has been passed upon by Jeffrey S. Sherman, Vice President and General Counsel of BD. Mr. Sherman beneficially owns and has options to purchase shares of BD's Common Stock, and is eligible to receive awards under the Plan.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Article XI of our bylaws provides as follows:

         "The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company."

     The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. Consistent with that statute, we have entered into indemnification agreements with our directors and certain officers whereby we have agreed to indemnify them to the fullest extent authorized or permitted by the New Jersey Business Corporation Act and advance them their defense, investigation, witness and/or participation fees and expenses, except in circumstances whereby a request for indemnification (a) is on account of an illegal remuneration to the indemnitee, (b) is for an accounting of the indemnitee's profits from the purchase or sale of BD's securities pursuant to Section 16(b) of the Exchange Act or any amendments thereto or similar provisions of any federal, state or local statutory law, (c) is based upon acts or omissions of the indemnitee which were in breach of the indemnitee's duty of loyalty to BD or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in an improper personal benefit to the indemnitee, or (d) is unlawful.



                                      II-2




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     We maintain policies of insurance under which our directors and officers
(as defined therein) are insured subject to specified exclusions and deductibles and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of BD by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

     Not Applicable.


Item 8.  Exhibits.
         ---------

4 Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated as of March 23, 2004 (incorporated by reference to Exhibit 10 of the registrant's Quarterly Report on Form 10-Q for the quarterly period ended
         March 31, 2004).

5 Opinion of Jeffrey S. Sherman, Vice President and General Counsel of the Company.

23(a)    Consent of Independent Auditors.

23(b) Consent of Jeffrey S. Sherman (included in the opinion filed herewith as Exhibit 5).

Item 9.  Undertakings.
         -------------

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on the day of August 13, 2004.

                                  BECTON, DICKINSON AND COMPANY


                                  By: /s/ Dean J. Paranicas
                                     ---------------------------
                                      Dean J. Paranicas
                                      Vice President, Corporate
                                      Secretary and Public Policy

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2004.

    Signature                              Title
    ---------                              -----



/s/ Edward J. Ludwig                       Director, Chairman of the Board,
-------------------------------            President and Chief
Edward J. Ludwig                           Executive Officer (Principal
                                           Executive Officer)

/s/ Basil L. Anderson                      Director
-------------------------------
Basil L. Anderson

/s/ Harry N. Beaty, M.D.                   Director
-------------------------------
Harry N. Beaty, M.D.

/s/ Henry P. Becton, Jr.                   Director
-------------------------------
Henry P. Becton, Jr.

/s/ Edward F. DeGraan                      Director
-------------------------------
Edward F. DeGraan




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    Signature                              Title
    ---------                              -----


/s/ Frank A. Olson                         Director
-------------------------------
Frank A. Olson


/s/ James F. Orr                           Director
-------------------------------
James F. Orr


/s/ Willard J. Overlock, Jr.               Director
-------------------------------
Willard J. Overlock, Jr.


/s/ James E. Perrella                      Director
-------------------------------
James E. Perrella


/s/ Bertram L. Scott                       Director
-------------------------------
Bertram L. Scott


/s/ Alfred Sommer                          Director
-------------------------------
Alfred Sommer


/s/ Margaretha af Ugglas                   Director
-------------------------------
Margaretha af Ugglas


/s/ John R. Considine                      Executive Vice President
-------------------------------            and Chief Financial Officer
John R. Considine                          (Principal Financial
                                           Officer)


/s/ William A. Tozzi                       Vice President and Controller
-------------------------------            (Principal Accounting
William A. Tozzi                           Officer)



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                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number        Description of Exhibit
--------      ----------------------


  4           Becton, Dickinson and Company 2004
              Employee and Director Equity-Based
              Compensation Plan, as amended and
              restated as of March 23, 2004
              (incorporated by reference to
              Exhibit 10 of the registrant's
              Quarterly Report on Form 10-Q for
              the quarterly period ended
              March 31, 2004).

  5           Opinion of Jeffrey S. Sherman,
              Vice President and General Counsel.

 23(a)        Consent of Independent Auditors.

 23(b)        Consent of Jeffrey S. Sherman
              (included in the opinion filed
              herewith as Exhibit 5).


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